UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): September 3, 2004


                      CHOCTAW RESORT DEVELOPMENT ENTERPRISE

               (Exact name of registrant as specified in charter)



Mississippi Band of Choctaw Indians     333-63348              64-0345731
  (State or Other Jurisdiction         (Commission          (I.R.S. Employer
of incorporation or organization)      File Number)        Identification No.)


                P.O. Box 6260, Choctaw Branch, Choctaw, MS 39350
             (Address of principal executive offices, with zip code)

                                 (601) 663-0226
              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


 |__| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 |__| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 |__| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 |__| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


Departure of President (Principal Executive Officer)
----------------------------------------------------

     Effective September 3, 2004, Jay Dorris was released from his position as president of the Choctaw Resort Development Enterprise (the "Enterprise").


Appointment of Acting President
-------------------------------

     On September 3, 2004, the Enterprise appointed Sheila Ann Cross Martin to the position of acting president of the Enterprise while a search is being conducted for a new chief executive officer. The Enterprise also appointed Kerry Smith, who has 24 years of experience in the casino industry and was previously responsible for slot operations for the Enterprise, to Sheila Martin's prior position as interim chief operating officer of gaming operations.

     Sheila Martin, age 30, has over 13 years of experience in the gaming, resort, and hospitality industries. She has worked for the Enterprise since December 2001 in various positions, most recently as interim chief operating officer and vice president of gaming operations since January 2004. Prior to joining the Enterprise, she served in various management capacities at the Lake of the Torches Resort Casino in Lac du Flambeau, Wisconsin, including facility administrator and assistant general manager during the past five years. Sheila Martin is an enrolled member of the Mississippi Band of Choctaw Indians, the owner of the Enterprise. She is not related to Chief Phillip Martin, Chairman of the Enterprise and the Tribal Chief of the Mississippi Band of Choctaw Indians. Her base salary as acting president is $212,500.00 per year.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CHOCTAW RESORT DEVELOPMENT ENTERPRISE

Date: September 8, 2004             By: /s/ Michael A. Donald
                                        ----------------------------------------
                                    Michael A. Donald
                                    Vice President of Resort Finance
                                    (Principal Financial and Accounting Officer)